                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of Earliest Event Reported)   September 15, 1999
                                                        ------------------



                           SIERRA PACIFIC RESOURCES
                           ------------------------
            (Exact name of registrant as specified in its charter)



               NEVADA                      1-8788                88-0198358
-----------------------------------      -----------         -------------------
  (State or other jurisdiction of        (Commission          (I.R.S. Employer
  incorporation or organization)         File Number)        Identification No.)


P.O. Box 30150 (6100 Neil Road), Reno, Nevada                     89511
---------------------------------------------               ------------------
  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:    (775) 834-4011
                                                      ---------------



                                     None
--------------------------------------------------------------------------------
  (Former name, former address and former fiscal year, if changed since last report)

The undersigned registrant hereby amends the following items of its Current Report on Form 8-K, dated July 28, 1999:


Item 7. FINANCIAL STATEMENTS AND EXHIBITS, (a) and (b) are amended by their
-----------------------------------------
inclusion. Both items were excluded from the original filing by extension of time allowance.


(a)  Financial Statements of Businesses Acquired.
     -------------------------------------------

The consolidated balance sheets of Nevada Power Company as of December 31, 1998 and 1997 (as set forth in the Nevada Power Company annual report on Form 10-K for the fiscal year ended December 31, 1998, a copy of which is attached as exhibit 99.2 hereto).

The consolidated statements of income and cash flows of Nevada Power Company for each of the three years in the period ended December 31, 1998, (as set forth in the Nevada Power Company annual report on Form 10-K for the fiscal year ended December 31, 1998, a copy of which is attached as exhibit 99.2 hereto).

The condensed consolidated balance sheets of Nevada Power Company as of June 30, 1999 and December 31, 1998 (as set forth in the Nevada Power Company quarterly report on Form 10-Q for the period ended June 30, 1999, a copy of which is attached as exhibit 99.3 hereto).

The condensed consolidated statements of income and cash flows of Nevada Power Company for the three and six month periods (six months only for cash flows) ended June 30, 1999, 1998 ( as set forth in the Nevada Power Company quarterly report on Form 10-Q for the period ended June 30, 1999, a copy of which is attached as exhibit 99.3 hereto).

The consolidated balance sheets of Sierra Pacific Resources as of December 31, 1998 and 1997 (as set forth in the Sierra Pacific Resources annual report on Form 10-K for the fiscal year ended December 31, 1998, a copy of which is attached as exhibit 99.4 hereto).

The consolidated statements of income and cash flows of Sierra Pacific Resources for each of the three years in the period ended December 31, 1998, (as set forth in the Sierra Pacific Resources annual report on Form 10-K for the fiscal year ended December 31, 1998, a copy of which is attached as exhibit 99.4 hereto).

The condensed consolidated balance sheets of Sierra Pacific Resources as of June 30, 1999 and December 31, 1998 (as set forth in the Sierra Pacific Resources quarterly report on Form 10-Q for the period ended June 30, 1999, a copy of which is attached as exhibit 99.5 hereto).

The condensed consolidated statements of income and cash flows of Sierra Pacific Resources for the three and six month periods (six months only for cash flows) ended June 30, 1999, 1998 ( as set forth in the Sierra Pacific Resources quarterly report on Form 10-Q for the period ended June 30, 1999, a copy of which is attached as exhibit 99.5 hereto).

The aforementioned annual reports on Form 10-K and quarterly reports on Form 10-Q are hereby incorporated by reference.

(b)  Pro Forma Financial Information
     -------------------------------

The following unaudited pro forma financial information is included in this report on Form 8-K/A:

Sierra Pacific Resources Pro Forma Combined Condensed Balance Sheet at June 30, 1999.

Sierra Pacific Resources Pro Forma Combined Condensed Statement of Income for the six months ended June 30, 1999.

Sierra Pacific Resources Pro Forma Combined Condensed Statement of Income for the twelve months ended December 31, 1998.

Notes to unaudited Pro Forma Combined Condensed Financial Statements.

Unaudited Pro Forma Combined Condensed Financial Statements
-----------------------------------------------------------

     The following unaudited pro forma combined condensed financial statements combine the historical balance sheets and statements of income of Nevada Power Company (Nevada Power) and Sierra Pacific Resources (Sierra Pacific) for the merger discussed in Item 2 under the purchase method of accounting and the assumptions set forth in the notes thereto. The unaudited pro forma combined condensed balance sheet as of June 30, 1999, is presented as if the Mergers had occurred at the balance sheet date. The unaudited pro forma combined condensed statements of income for the year ended December 31, 1998 and the six-months ended June 30, 1999, assume that the Mergers occurred at the beginning of the periods presented.

     The unaudited pro forma combined condensed financial statements do not give effect to any cost savings or other synergies anticipated as a result of the merger. Estimated costs to achieve the merger are presented as regulatory assets on the pro forma combined balance sheet of the merged company. The order approving the merger by the Public Utilities Commission of Nevada (PUCN) directed the companies to defer merger costs (including goodwill) for a three year period. The deferral of these costs is intended to allow adequate time for the anticipated savings from the merger to develop. At the end of the three year period, the order instructs the merged company to propose an amortization period for the merger costs and allows the company to recover the costs to the extent they are offset by merger savings. See adjustments 5, 12, 13 for the deferred merger costs.

     The unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and related notes thereto of Nevada Power and Sierra Pacific. The unaudited pro forma combined condensed financial statements are not necessarily indicative of the financial position or operating results that would have occurred had the mergers been consummated on the dates as of which, or at the beginning of the periods for which, the Mergers are being given pro forma effect nor is it necessarily indicative of future operating results or financial position. In addition, due to the effect of seasonal fluctuations and other factors on the operations of Nevada Power and Sierra Pacific, financial results for the six-months ended June 30, 1999 are not necessarily indicative of results for the year ending December 31, 1999.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AT JUNE 30, 1999
                            (Dollars in Thousands)
                          (preliminary and unaudited)

                                                             NEVADA          SIERRA
                                                            POWER (9)      PACIFIC (9)      ADJUSTMENTS           PROFORMA
                                                         --------------   ------------     --------------       -------------
ASSETS:
UTILITY PLANT:
  Plant in service                                       $   2,784,359    $  2,374,322                             $ 5,158,681
   Less:  accumulated provision for depreciation               748,814         762,799                               1,511,613
                                                         -------------    ------------    --------------        --------------
                                                             2,035,545       1,611,523                 -             3,647,068
  Construction work-in-progress                                170,864          75,141                                 246,005
  Property under capital leases                                 63,985               -                                  63,985
                                                         -------------    ------------    --------------        --------------
                                                             2,270,394       1,686,664                 -             3,957,058
                                                         -------------    ------------    --------------        --------------
Investments and other property, net                             26,076          88,525                                 114,601
                                                         -------------    ------------    --------------        --------------
CURRENT ASSETS:
  Cash and cash equivalents                                        335           8,295           455,400   (1)           4,319
                                                                                                (151,600)  (2)
                                                                                                (304,600)  (3)
                                                                                                  (3,511) (11)
  Customer and other receivables-net of uncollectibles         138,870         103,861                                 242,731
  Materials, supplies and fuel, at average cost                 41,883          29,879                                  71,762
  Deferred energy costs                                         57,897               -                                  57,897
  Prepayments and other                                          4,347           2,995                                   7,342
                                                         -------------    ------------    --------------        --------------
                                                               243,332         145,030            (4,311)              384,051
                                                         -------------    ------------    --------------        --------------
DEFERRED CHARGES:
  Regulatory tax asset                                          62,906          65,531                                 128,437
  Goodwill                                                                                       338,109   (5)         338,109
  Other                                                         46,005          83,170             5,400   (1)         194,911
                                                                                                  32,474   (5)
                                                                                                  17,775  (12)
                                                                                                  (2,834) (12)
                                                                                                  12,921  (13)
                                                         -------------    ------------    --------------        --------------
                                                               108,911         148,701           403,845               661,457
                                                         -------------    ------------    --------------        --------------
Total Assets                                             $   2,648,713    $  2,068,920    $      399,534        $    5,117,167
                                                         =============    ============    ==============        ==============

     The accompanying notes to the unaudited pro forma combined condensed balance sheet and statements of income are an integral part of this statement.

CAPITALIZATION:

  Common stock and additional paid in capital                $      737,199   $      489,002         (151,600)   (2) $   1,372,285
                                                                                                     (304,600)   (3)
                                                                                                            -    (4)
                                                                                                      404,212    (5)
                                                                                                      198,072   (14)
  Retained earnings                                                 117,334          198,166              (94)  (11)       117,334
                                                                                                     (198,072)  (14)
  Preferred stock-not subject to mandatory redemption                     -           73,115                                73,115
  Preferred securities-subject to mandatory redemption              188,872           48,500                               237,372
  Long-term debt                                                  1,028,977          630,111          460,800    (1)     2,119,888
                                                             --------------   --------------   --------------        -------------
                                                                  2,072,382        1,438,894          408,718            3,919,994
                                                             --------------   --------------   --------------        -------------
CURRENT LIABILITIES:
  Short-term borrowings
                                                                     93,987          123,000                               216,987
  Current maturities of long-term debt
    and sinking fund requirements                                    53,416           40,597             (200)  (11)        90,596
                                                                                                       (3,217)  (11)
  Accounts payable                                                   71,261           32,049                               103,310
  Accrued taxes                                                       5,268           14,247          (4,974)   (15)        14,541
  Accrued interest                                                    9,603            7,744                                17,347
  Deferred taxes on deferred energy costs                            20,264                -                                20,264
  Other current liabilities                                          41,364           50,741           13,236   (12)       118,262
                                                                                                       12,921   (13)
                                                             --------------   ---------------  ---------------       -------------
                                                                    295,163          268,378           17,766              581,307
                                                             --------------   ---------------  ---------------       -------------
DEFERRED CREDITS:
  Investment tax credits                                             27,353           36,961                                64,314
  Deferred income taxes                                             170,519          172,941            4,974   (15)       348,434
  Regulatory tax liability                                           15,122           37,846                                52,968
  Customer advances for construction                                 65,898           36,462                               102,360
  Other                                                               2,276           77,438            1,705   (12)        47,790
                                                                                                      (33,629)   (5)
                                                             --------------   ---------------  ---------------       -------------
                                                                    281,168          361,648          (26,950)             615,866
                                                             --------------   ---------------  ---------------       -------------
Total Capitalization and Liabilities                         $    2,648,713   $    2,068,920   $      399,534        $   5,117,167
                                                             ==============   ===============  ===============       =============


     The accompanying notes to the unaudited pro forma combined condensed balance sheet and statements of income are an integral part of this statement.

                           SIERRA PACIFIC RESOURCES
               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999
               (Thousands of dollars, except per share amounts)
                          (preliminary and unaudited)

                                                                    NEVADA           SIERRA
                                                                   POWER (9)       PACIFIC (9)     ADJUSTMENTS        PRO FORMA
                                                                   ---------       -----------     -----------        ---------
OPERATING REVENUES                                                 $ 420,370       $   376,943                        $ 797,313
                                                                   ---------       -----------     -----------        ---------
OPERATING EXPENSES:
  Operations                                                         281,343           233,931                          515,274
  Maintenance                                                         29,228            10,660                           39,888
  Depreciation and amortization                                       39,530            38,767                           78,297
  Taxes:                                                                                                                      -
       Income taxes                                                    7,206            19,513          (6,451)  (7)     20,268
       Other than income                                              11,189             9,671                           20,860
                                                                   ---------       -----------     -----------        ---------
                                                                     368,496           312,542          (6,451)         674,587
                                                                   ---------       -----------     -----------        ---------
OPERATING INCOME                                                      51,874            64,401           6,451          122,726
                                                                   ---------       -----------     -----------        ---------

OTHER INCOME:
  Allowance for other funds used during construction                   4,083                 0                            4,083
  Other income (expense) - net                                        (1,163)              259                             (904)
                                                                   ---------       -----------     -----------        ---------
                                                                       2,920               259               -            3,179
                                                                   ---------       -----------     -----------        ---------
                Total Income                                          54,794            64,660           6,451          125,905
                                                                   ---------       -----------     -----------        ---------

INTEREST CHARGES:
     Long-term debt                                                   31,466            20,443          18,432   (6)     70,341
     Other                                                             3,340             4,883                            8,223
     Allowance for borrowed funds used during construction and
        capitalized interest                                          (3,835)             (434)                          (4,269)
                                                                   ---------       -----------     -----------        ---------
                                                                      30,971            24,892          18,432           74,295
                                                                   ---------       -----------     -----------        ---------

INCOME BEFORE OBLIGATED MANDATORILY REDEEMABLE
  PREFERRED SECURITIES                                                23,823            39,768         (11,981)          51,610
     Preferred dividend requirements on company -obligated
      mandatorily redeemable preferred securities                      7,586             2,086                            9,672
                                                                   ---------       -----------     -----------        ---------

INCOME BEFORE PREFERRED DIVIDENDS                                     16,237            37,682         (11,981)          41,938
     Preferred dividend requirements                                      84             2,730             (84) (11)      2,730
                                                                   ---------       -----------     -----------        ---------
INCOME APPLICABLE TO COMMON STOCK                                  $  16,153       $    34,952         (11,897)          39,208
                                                                   =========       ===========     ===========        =========

Average shares of common stock outstanding (thousands) (10)           51,265            31,015                           78,398
Earnings Per Share- Basic (8)                                      $    0.32       $      1.13                        $    0.50

The accompanying notes to the unaudited pro forma combined condensed balance sheet and statements of income are an integral part of this statement.

                           SIERRA PACIFIC RESOURCES
               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
               (Thousands in dollars, except per share amounts)
                                  (unaudited)

                                                                    NEVADA           SIERRA
                                                                   POWER (9)       PACIFIC (9)     ADJUSTMENTS         PRO FORMA
                                                                   ---------       -----------     -----------        -----------
OPERATING REVENUES                                                 $ 873,682       $   741,841                        $ 1,615,523
                                                                   ---------       -----------     -----------        -----------
OPERATING EXPENSES:
  Operations                                                         538,614           464,538                          1,003,152
  Maintenance                                                         49,082            22,266                             71,348
  Depreciation and amortization                                       73,562            69,435                            142,997
  Taxes:
       Income taxes                                                   42,949            41,815         (12,902)  (7)       71,862
       Other than income                                              22,198            19,666                             41,864
                                                                   ---------       -----------     -----------        -----------
                                                                     726,405           617,720         (12,902)         1,331,223
                                                                   ---------       -----------     -----------        -----------
OPERATING INCOME                                                     147,277           124,121          12,902            284,300
                                                                   ---------       -----------     -----------        -----------

OTHER INCOME:
  Allowance for other funds used during construction                   8,944             3,797                             12,741
  Other (expense) income  - net                                       (4,602)              674                             (3,928)
                                                                   ---------       -----------     -----------        -----------
                                                                       4,342             4,471               0              8,813
                                                                   ---------       -----------     -----------        -----------
                Total Income                                         151,619           128,592          12,902            293,113
                                                                   ---------       -----------     -----------        -----------

INTEREST CHARGES:
     Long-term debt                                                   56,995            40,396          36,864   (6)      134,255
     Other                                                             6,018             7,659                             13,677
     Allowance for borrowed funds used during construction and
        capitalized interest                                          (6,080)           (6,414)                           (12,494)
                                                                   ---------       -----------     -----------        -----------
                                                                      56,933            41,641          36,864            135,438
                                                                   ---------       -----------     -----------        -----------

INCOME BEFORE OBLIGATED MANDATORILY REDEEMABLE
  PREFERRED SECURITIES                                                94,686            86,951         (23,962)           157,675
     Preferred dividend requirements on company -obligated
      mandatorily redeemable preferred securities                     11,013             4,171                             15,184
                                                                   ---------       -----------     -----------        -----------

INCOME BEFORE PREFERRED DIVIDENDS                                     83,673            82,780         (23,962)           142,491
     Preferred dividend requirements                                     174             5,459            (174) (11)        5,459
                                                                   ---------       -----------     -----------        -----------
INCOME APPLICABLE TO COMMON STOCK                                  $  83,499       $    77,321     $   (23,788)           137,032
                                                                   =========       ===========     ===========        ===========

Average shares of common stock outstanding (thousands) (10)           50,993            30,955                             78,040
Earnings Per Share - Basic (8)                                     $    1.64       $      2.50                        $      1.76

The accompanying notes to the unaudited pro forma combined condensed balance sheet and statements of income are an integral part of this statement

NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1) Reflects the incurrence of $460,800,000 (including $5.4 million debt issuance costs) of long-term debt the proceeds of which are to be applied to pay the Sierra Pacific Cash Consideration and the Nevada Power Cash Consideration.

2) Pursuant to the Merger agreement, this adjustment reflects the Sierra Pacific cash consideration paid to Sierra Pacific shareholders who will receive cash in lieu of common stock. The adjustment assumes a total payment of $151,600,000 at a cash price of $37.55 per share. (see footnote A of adjustment 10)

3) Pursuant to the Merger agreement, this adjustment reflects the Nevada Power cash consideration paid to Nevada Power shareholders who will receive cash in lieu of common stock. The adjustment assumes a total payment of $304,600,000 at a cash price of $26.00 per share. (see footnote A of adjustment 10)

4) Reflects the Nevada Power and Sierra Pacific stock consideration as described in the Merger agreement. The adjustment recognizes the conversion of the remaining common shares of Nevada Power and Sierra Pacific net of the shares which were converted to cash in adjustments 2 and 3. The adjustment is based on the number of shares outstanding as of June 30, 1999. The conversion represents the exchange of each common share of Sierra Pacific stock into 1.44 shares of Sierra Pacific common stock and the exchange of each common share of Nevada Power stock into 1.00 share of Sierra Pacific common stock. The total shares exchanged and stock consideration is based on the following calculations (share amounts in thousands):

                                                                As of June 30, 1999

                                                          SPR             NVP      Pro Forma
              Shares outstanding end of period           31,027         51,265

             Shares redeemed for cash
               (adjustments 2 and 3)                     (4,037)       (11,715)
                                                        -------       --------
             Remaining shares to be exchanged            26,990         39,550
                                                           1.44           1.00
                                                        -------       --------
             Stock Consideration                         38,866         39,550       78,416
                                                        =======       ========      =======

5) Reflects the recognition of goodwill equal to the excess of the purchase price over the net assets of Sierra Pacific Resources acquired. The adjustment assumes total purchase consideration equal to cash of $151,600,000 and 38,866,000 shares of Sierra Pacific Resources stock at a price of $24.18 based on the average closing price of Nevada Power common stock between April 22, 1998 and May 6, 1998. The eleven day average price of Nevada Power common stock used in determining the total stock consideration represents the market price over a reasonable period of time before and after the transaction was announced on April 29, 1998. The calculation of goodwill for the balance sheet presented is based on the following calculations (dollars in thousands except per share amounts):

                                                                          JUNE 30, 1999
                                                                     ----------------------
          Cash consideration (adjustment 2)                                     $  151,600

          Common stock consideration:
          Sierra Pacific stock converted                      26,990
            Conversion rate                                     1.44
                                                       --------------
            New shares received                               38,866
            Nv Power stock price 4/29/98                       24.18
                                                       --------------
            Total stock consideration                                              939,780
                                                                     ----------------------

          Total Consideration                                                    1,091,380

          Less net fair value Sierra Pacific
            end of period                                                          687,168
                                                                     ----------------------
          Subtotal                                                                 404,212

          Other assets recognized,net of tax, for
            pension other postretirement benefits
           ($32,474 Other deferred charges,
            $33,629 Other deferred credits)                                         66,103
                                                                     ----------------------

          Goodwill                                                              $  338,109
                                                                     ======================

Sierra Pacific is primarily a regulated utility providing electric, gas and water services at rates subject to approval of the Nevada Public Utility Commission and the California Public Service Commission. Therefore, the value of Sierra Pacific's assets depends on the cost of service rate treatment afforded them in the rate-making process. The assets are included in the rate process at book value and, therefore, the earnings potential is limited to a regulatory return on that book value. It is therefore appropriate to equate the fair value of Sierra Pacific's assets with their book value.

It should be noted that a portion of Sierra Pacific assets may be subject to restructuring proceedings that require a market valuation of these assets, absent regulatory price treatment. However, to the extent that market value of these assets differs from book value, any gain or loss is expected to be included in the regulatory process.

     Other assets recognized for pension and other postretirement benefits represent the excess of plan assets over the benefit obligations of all plans. This adjustment recognizes all previously unrecognized amounts for net plan gains and losses, prior service cost and transition obligations.

6) Reflects the recognition of interest expense related to the incurrence of debt (adjustment 1) at an assumed annual rate of 8.00%. The interest expense as presented in the income statements is calculated as if the merger had occurred on the first day of each period presented. A 1/8% increase in the interest rate would cause an increase in interest expense for the six months ended June 30, 1999 and the year ended December 31, 1998, of $288,000 and $576,000, respectively.

7) Reflects an adjustment to reduce pro forma income taxes because of higher interest expense (adjustment 6). The adjustment assumes an effective income tax rate of 35%.

8) The Statement of Financial Accounting Standards No. 128, Earnings Per Share, effective for financial periods ending after December 15, 1997, established standards for computing and presenting earnings per share. The statement now requires dual presentation of basic and diluted earnings per share for entities with complex capital structures. Both Nevada Power and Sierra Pacific adopted this pronouncement for the income statement periods presented in these pro forma financial statements. The adoption resulted in no effect for Nevada Power and was immaterial for both Sierra Pacific as and the combined pro forma entity. Accordingly, only basic earnings per share is reflected for each company.

9) For comparative purposes, certain historical amounts have been reclassified to conform to the pro forma financial statement format.

10)  Calculation of weighted average shares outstanding (in thousands):

                                             Six Months Ended June 30, 1999       Twelve Months Ended December 31, 1998
                                            Sierra         Nevada        Pro        Sierra        Nevada          Pro
                                            Pacific         Power       Forma       Pacific       Power          Forma
                                          -----------    ----------   ---------   ----------   -------------   ----------
       Weighted Average shares
       outstanding                            31,015        51,265                   30,955          50,993

       Shares redeemed for cash (A)
                                              (4,037)      (11,715)                  (4,037)        (11,715)
                                          ----------     ---------                ---------    ------------
       Net shares
                                              26,978        39,550                   26,918          39,278

                                                1.44          1.00                     1.44            1.00
                                          ----------     ---------                ---------    ------------
       Conversion
                                              38,848        39,550      78,398       38,762          39,278       78,040
                                          ==========     =========    ========    =========    ============    =========

       (A) Shares redeemed based on the following calculation (see footnotes (2) and (3)):

                                              SPR           NVP
                                          ----------     ----------
                Allocated cash for
                redemption ($000)           $151,600       $304,600

                Redemption price per
                share                       $  37.55       $  26.00
                                          ----------     ----------
                Shares redeemed
                (in thousands)                 4,037         11,715
                                          ----------     ----------

11) Pursuant to the merger agreement, reflects the redemption of Nevada Power preferred stock. The Nevada Power preferred stock is redeemable at a price of $21 per share for the 5.20% series and the 5.40% series and at $20.25 per share for the 4.70% series at any time upon 30 day notice to the holders. Preferred stock in the amount of $3,217,000 is included as a current maturity on the Nevada Power balance sheet as of June 30, 1999. This adjustment also eliminates the preferred dividend requirements on the Pro Forma Combined Condensed Statements of Income for the six months ended June 30, 1999 and the twelve months ended December 31, 1998. The preferred stock redemption is based on the following schedule (dollars in thousands):

Redemption including par value and premium           $  3,511

  Less:
              Preferred stock at par value              3,217
              Sinking fund balance                        200
                                                     --------
                                                        3,417
                                                     --------
Loss on redemption                                   $     94
                                                     ========

12) To recognize severance, pension, postretirement and other employee benefit costs experienced in connection with the merger. Consistent with other merger costs, these items are being deferred as regulatory assets based on the PUCN merger order decision. The estimated benefits are as follows (dollars in thousands):

                                                   Sierra Pacific      Nevada Power      Total
                                                   --------------      ------------    ----------
          Severance payments                       1)   $   5,363       $  7,873       $  13,236

          Curtailments                             2)           -         (2,637)      $  (2,637)

          Other termination benefits               2)       4,446          2,730       $   7,176

                                                   --------------      ---------       ---------
          Total                                         $   9,809       $  7,966       $  17,775
                                                   ==============     ==========       =========

          1) Other current liablities
          2) $2,834 Other deferred charges, $1,705 Other deferred credits

13) To recognize estimated merger transaction and transition costs. The PUCN merger order also provides for deferral of these costs for a three year period after which time the extent to which the costs will be recoverable in rates and an appropriate amortization period will be determined. It is anticipated that amounts deferred will be fully recoverable in rates. The adjustment recognizes the additional estimated costs not already recorded as of June 30, 1999 (dollars in thousands):

                                                      Additional
                                       Recorded        estimated
                                       6/30/99           Costs         Total
                                       --------       ----------      --------
          Transaction costs            $ 15,847        $ 11,392       $ 27,239

          Transition costs
                                          3,601           1,529          5,130
                                       --------       ----------      --------
          Total                        $ 19,448        $ 12,921       $ 32,369
                                       ========       ==========      ========

14)  Adjustment to restate retained earnings balance equal to Nevada Power
     Company.

15) Adjustment to record additional deferred income taxes for the following temporary differences (dollars in thousands):

                                                                         Temporary      Deferred Income
                                                                        Differences          Taxes
                                                                        -----------     ---------------
          Liabilities for employee severance, relocation
           other termination costs (see adj 12)                         $  14,210       $    4,974


In accordance with SFAS 109, deferred income taxes were not recorded on goodwill for which the amortization is not deductible for tax purposes.

                                   Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              Sierra Pacific Resources


Date: September 15, 1999               By: /s/   Mark A. Ruelle
      ------------------                   ----------------------------
                                                 Mark A. Ruelle
                                              Senior Vice President,
                                           Chief Financial Officer and
                                                   Treasurer
                                          (Principal Financial Officer)

                                                                        Exhibits
                                                                        --------

Exhibit 15

         Awareness letter of independent accountants, Deloitte &Touche LLP, re unaudited interim financial information.

Exhibit 23

         Consent of independent accountants, Deloitte &Touche LLP

Exhibit 99.2

         The consolidated balance sheets of Nevada Power Company as of December 31, 1998 and 1997 (as set forth in the Nevada Power Company annual report on Form 10-K for the fiscal year ended December 31, 1998).

         The consolidated statements of income and cash flows of Nevada Power Company for each of the three years ended December 31, 1998, 1997, 1996 (as set forth in the Nevada Power Company annual report on Form 10-K for the fiscal year ended December 31, 1998).

Exhibit 99.3

         The condensed consolidated balance sheets of Nevada Power Company as of June 30, 1999 and December 31, 1998 (as set forth in the Nevada Power Company quarterly report on Form 10-Q for the period ended June 30,
         1999).

         The condensed consolidated statements of income and cash flows of Nevada Power Company for the three and six months (six months only for cash flows) ended June 30, 1999, 1998 ( as set forth in the Nevada Power Company quarterly report on Form 10-Q for the period ended June 30, 1999).

Exhibit 99.4

         The consolidated balance sheets of Sierra Pacific Resources as of December 31, 1998 and 1997 (as set forth in the Sierra Pacific Resources annual report on Form 10-K for the fiscal year ended December 31, 1998).

         The consolidated statements of income and cash flows of Sierra Pacific Resources for each of the three years ended December 31, 1998, 1997, 1996 (as set forth in the Sierra Pacific Resources annual report on Form 10-K for the fiscal year ended December 31, 1998).

Exhibit 99.5

         The condensed consolidated balance sheets of Sierra Pacific Resources as of June 30, 1999 and December 31, 1998 (as set forth in the Sierra Pacific Resources quarterly report on Form 10-Q for the period ended June 30, 1999).

         The condensed consolidated statements of income and cash flows of Sierra Pacific Resources for the three and six months (six months only for cash flows) ended June 30, 1999, 1998 ( as set forth in the Sierra Pacific Resources quarterly report on Form 10-Q for the period ended June 30, 1999).